                                                                  Exhibit 10(r)

THIS LEASE, Made this 2d day of July, 1996, by and between MIE Properties, Inc.
                     ---        ----    --
(as agent for owner) herein called "Landlord", and Transtech, Inc., (a Maryland
                                                   ----------------------------
Corporation), herein called "Tenant".
-------------

     WITNESSETH, That in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former approximately 60,000 square
                                                                ------
feet (the exact number to be set forth in a lease amendment) at the following
premises:  Lot 25 McKinney Industrial Park    as shown on Exhibit A attached
          -----------------------------------
hereto for the term of   eight (8) years    beginning on the  1st     day of
                      ---------------------                  --------
August   , 1997  ,  at and for the annual rental of  (See Schedule, Page 1A),
---------      ----
payable in advance on the first day of each and every month during the term of this lease in equal monthly installments. Said rental shall be paid to MIE
                                                                        ---
Properties, Inc., 5720 Executive Drive, Baltimore, Maryland  21228-1789 or at
-----------------------------------------------------------------------
such other place or to such appointee of the Landlord, as the Landlord may from time to time designate in writing.

     THE TENANT COVENANTS AND AGREES WITH THE LANDLORD AS FOLLOWS:

1.   To pay said rent and each installment thereof as and when due.

     PREPAID RENT

2. Commencing October 1, 1996, Tenant will pay $16,250 per month in prepaid rent through July 31, 1997 and provided this Lease is not in default at anytime, Tenant shall be entitled to a rent credit of $32,500 per year for the first five years of the Lease to reimburse Tenant for prepaid rent.

     EARLY COMMENCEMENT

2a. If Tenant elects to occupy premises prior to August 1, 1997, the annual rental shall be $4.50 per square foot until July 31, 1997.

                         RENT SCHEDULE
                         -------------

                    Less Annual  Net Annual  Net Monthly

           Annual   Rent Credit     Rent        Rent
          --------  -----------  ----------  -----------
Year 1    $313,800      $32,500    $281,300   $23,441.67

Year 2     326,352       32,500     293,852    24,487.67

Year 3     339,406       32,500     306,906    25,575.50

Year 4     352,982       32,500     320,482    26,706.83

Year 5     367,101       32,500     334,601    27,883.42

Year 6     341,634        - 0 -     341,634    28,469.50

Year 7     355,302        - 0 -     355,302    29,608.50

Year 8     369,514        - 0 -     369,514    30,792.83


USE & DELIVERY

3.   To use and occupy the leased premises solely for the following purposes

     Manufacture of ceramic components.
     ----------------------------------

Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to all tenants of the Building from time to time made by Landlord and applied without discrimination of which Tenant is given notice: common walkways and driveways, and common parking areas serving the Building. The Landlord shall diligently pursue the construction of the building shell and use its best efforts to complete such shell and Landlord supplied tenant improvements by July 31, 1996. Landlord will cooperate with Tenant to allow Tenant early access to Premises for its own improvements provided such early access does not delay Landlord work or result in additional costs.

     UTILITIES

     4. Tenant shall apply for and pay all costs of electricity, gas, telephone and other utilities used or consumed on the premises, together with all taxes, levies or other charges on such utilities. Tenant agrees to pay as additional rent Tenant's prorata share of the water and sewer service charges, or when applicable, the cost of maintaining and operating the well water and/or septic system chargeable to the total building in which the premises are located, based upon the number of tenants occupying the same. However, if in Landlord's sole judgment, the water and sewer charges for the premises are substantially higher than normal due to Tenant's water usage, then Tenant agrees that it will, upon written notice from Landlord, install a water meter at Tenant's expense and thereafter pay all water charges for the premises based on such meter readings.

     MUNICIPAL REGULATING

     5. Landlord and Tenant agree to observe, comply with and execute at its expense, all laws, orders, rules, requirements, and regulations of the United States, State, City or County of the said State, in which the leased premises are located, and of any and all governmental authorities or agencies and of any board of the fire underwriters or other similar organization, respecting the premises hereby leased and the manner in which said premises are or should be used by the Tenant.

     ASSIGNMENT AND SUBLET

     6. Except for an assignment or sublease to the subsidiary, affiliate, parent or successor by merger or consolidation of the within Tenant, not to assign this lease, in whole or in part, or sublet the leased premises, or any part or portion thereof, without the prior written consent of the Landlord. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this lease. The Landlord shall be entitled to any additional considerations over and above those stated in this lease, which are obtained in or for the sublease and/or assignment. No option rights can be assigned or transferred by the Tenant to an assignee or subtenant without the prior written consent of the Landlord.

     INSURANCE

     7. That the Tenant will not do anything in or about said premises that will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability now existing or which the Landlord may hereafter place thereon, or that will prevent Landlord from procuring such policies in companies acceptable to Landlord. Tenant will cooperate consistent with the conduct of Tenant's business to obtain the greatest possible reduction in the insurance rates on the premises hereby leased, or for the building of which the premises hereby leased are a part. The Tenant further agrees to pay, as part of and in addition to the next due monthly rental:

     a. its prorata share (approximately 33% - exact percentage to be set forth in amendment) of the premium of any insurance on the premises hereby leased or for the building of which the premises hereby leased are apart;

     b. any increase in premium on the amount of such insurance that may be carried by Landlord on all or any part of the premises or the property resulting from the activities carried on by Tenant in or at the Premises, regardless of whether Landlord has consented to the same.

     ALTERATIONS

     8. (a) That the Tenant will not make any alterations costing more than $50,000 in any one instance (in addition to original improvements) to said premises without the prior written consent of the Landlord. If the Tenant shall desire to make any such alterations, plans for the same shall first be submitted to and approved by the Landlord, such approval not to be unreasonably withheld and the same shall be done by the Tenant at its own expense, and the Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, and that no liens shall attach to the premises by reason thereof. In all cases, regardless of cost, Tenant will notify Landlord fourteen (14) days prior to commencement of improvements and provide as built drawings.

          (b) The Tenant agrees to obtain at the Tenant's expense all permits pertaining to the alterations. The Tenant also agrees to obtain, prior to beginning to make such alterations, and to keep in full force and effect at all times while such alterations are being made, all at the Tenant's sole cost and expense, such policies of insurance pertaining to such alterations and/or to the making thereof as the Landlord reasonably may request or require the Tenant to obtain, including, but not limited to, public liability and property damage insurance, and to furnish the Landlord evidence satisfactory to the Landlord of the existence of such insurance prior to the Tenant's beginning to make such alterations.

          (c) Any such alterations shall become the property of the Landlord as soon as they are affixed to the premises and all rights, title and interest therein of the Tenant shall immediately cease, unless otherwise agreed to in writing. The Landlord shall have the sole right to collect any insurance proceeds from any policy carried by Landlord for any damage of any kind to any of the improvements placed upon the said premises by the Tenant. If the making of any such alterations, or the obtaining of permits or franchise therefore shall directly or indirectly result in a franchise, minor privilege or any other or any tax or increase in tax, assessment or increase in assessment, such tax or assessment shall be paid, immediately upon its levy and subsequent levy, by the Tenant.

          (d) Unless the Landlord shall elect that all or part of any alterations installed by Tenant shall remain, the premises shall be restored to their original condition by the Tenant, at its own expense, before the expiration of its tenancy. Such restoration shall not be required except to the extent reasonably necessary to allow the premises to be used as shell warehouse space.

     MAINTENANCE

     9. The Tenant will, during the term of this lease, keep said demised premises and appurtenances (including interior and exterior windows, interior and exterior doors, interior plumbing, all heating and air conditioning, and interior electrical works thereof) in good order and condition and will make all necessary repairs including painting thereto at its own expense. Tenant will be responsible for all exterminating services, except termites, required in said demised premise. The Landlord does, however, give a 90 day warranty on all of the above mentioned items. If the Tenant does not commence necessary repairs 30 days after receiving written notice from the Landlord of the need to make a repair, the Landlord will proceed to make said repair and the cost of said repair will become part of and in addition to the next due monthly rental. The Landlord will make all necessary structural repairs to the exterior masonry walls, structural columns and roof of the demised premises, after being notified of the need for such repairs. The Tenant will, at the expiration of the term or at the sooner termination thereof by forfeiture or otherwise, deliver up the demised premises in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear excepted. Tenant agrees to furnish to Landlord at Tenant's expense within 30 days of occupancy a copy of an executed maintenance contract on all heating & air conditioning equipment with a reputable company and said contract will be kept in effect during the term of this Lease.



     COMMON AREA EXPENSES

     10. For each full or partial calendar year during the Lease Term, Tenant shall pay to Landlord as Additional Rent "Tenant's Proportionate Share" of the Common Area Expenses (Tenant's proportionate share will be approximately 33% - exact percentage to be set forth in amendment). For the purposes of this section, Common Area Expenses shall be defined as one hundred percent (100%) of the total cost and expense incurred by or on behalf of Landlord in each calendar year in operating, maintaining, and repairing (which includes replacements, additions, and alterations) of Common Areas of the building. These include, without limitation, a) the cost of maintaining, repairing, or replacing all service pipes, electric gas and waterlines and sewer mains leading to and from the Premises; b) all costs incurred in painting, resurfacing, and landscaping;
c) all costs for repairs and improvements, line painting and striping, lighting, removal of snow, grass cutting, cleaning of parking areas; d) all costs incurred in maintaining, repairing and replacing the paving, parking areas, curbs, gutters, sidewalks, and steps; and e) management fees equal to 4% of rent.

     Landlord shall also perform the following work at the Tenant's pro-rata expense:

          Roof Maintenance & Repair
          Exterior Glass Maintenance & Repair
          Landscape Maintenance
          Snow Removal
          Exterior Lighting Maintenance & Repair
          Parking Lot Maintenance & Repair items
          Miscellaneous Maintenance & Repair items relative to the Building Landlord will pay on behalf of Tenant and bill Tenant its pro-rata share of:
               Real Estate Taxes
               Insurance
               Water & Sewer

     Landlord reserves the right to estimate those expenses each fiscal year and invoice tenant on a monthly or quarterly basis for the fractional share due as a prepayment towards common area, maintenance costs, insurance and real estate taxes. After the end of each fiscal year, Landlord will tabulate the actual cost of Common Area Maintenance, Real Estate Taxes and Insurance and bill Tenant for the balance due or refund any overpayment. Tenant may audit such costs within 30 days of fiscal year end. If such costs are more than 10% in error, Landlord will pay the reasonable cost of such audit. Landlord will provide 240 parking spaces for the initial 60,000 square foot occupancy and an additional 150 parking spaces should Tenant exercise its option to expand to an additional 40,000 square feet.

     TAXES

     11. The premises covered by this lease form approximately 33% - (exact percentage to be set forth in amendment) of the total premises owned by the Landlord at this location. The Tenant shall pay, as additional rent, the Tenant's percentage of the Real Estate taxes as the same may be abated that may be levied or assessed by lawful taxing authorities against the land, buildings and improvements on the property. If this lease shall be in effect for less than a full fiscal year, the Tenant shall pay a pro-rata share of the increased taxes based upon the number of months that this lease is in effect. Said taxes shall include, but not by way of limitation, all paving taxes, and any and all benefits or assessments which may be levied on the premises hereby leased but shall not include the United States Income Tax, or any State or other income tax upon the income or rent payable hereunder.

     DEFAULT

     12. If the Tenant shall fail to pay said rental or any other sum required by the terms, agreements, or addenda of this lease when the same shall be due, and within five (5) days after written notice (Landlord shall only be obligated to provide such written notice two times in any year), the Landlord shall have along with any and all other legal remedies the immediate right to make distress therefore, and upon such distress, in the Landlord's discretion, this tenancy shall terminate. In case the Tenant shall fail to comply with any of the other provisions, covenants, or conditions of this lease, on its part to be kept and performed, and such default shall continue for a period of thirty days after written notice thereof shall have been given to the Tenant by the Landlord, and/or if the Tenant shall fail to pay said rental or any other sum required by the terms of this lease to be paid by the Tenant when due and within five (5) days after written notice (Landlord shall only be obligated to provide such written notice two times in any year), then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to the Landlord, the Landlord may elect to either:

     1.   Landlord's Election to Retake possession without Termination of Lease.
          ---------------------------------------------------------------------
Landlord may retake possession of the leased premises and shall have the right, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the same for the remainder of the lease term upon terms and conditions satisfactory to Landlord; and if the rent received from such reletting does not at least equal the rent payable by Tenant hereunder, Tenant shall pay and satisfy on a monthly basis and without acceleration the deficiency between the amount of rent so provided in this Lease and the rent received through reletting the leased premises; and, in addition, Tenant shall pay reasonable expenses in connection with any such reletting, including, but not limited to, leasing commissions paid to any real estate broker or agent, and reasonable attorney's fees incurred.

     2.   Landlord's Election to Terminate Lease.  Landlord may terminate the
          ---------------------------------------
Lease and forthwith repossess the leased premises and be entitled to recover as damages a sum of money equal to the net present value of the following amounts:

     a. any unpaid rent or any other outstanding monetary obligation of Tenant to Landlord under the Lease;

     b. the balance of the rent for the remainder of the lease term less the reasonable rental value of the leased premises;

     c.   damages for the wrongful withholding of the leased premises by Tenant;

     d. all legal expenses, including reasonable attorney's fees, expert and witness fees, court costs and other costs incurred in exercising its rights under the Lease;

     e. all costs incurred in recovering the leased premises, restoring the leased premises to good order and condition, and all commissions incurred by Landlord in reletting the leased premises.

     DAMAGE

     13. In the case of the total destruction of said leased premises by fire, other casualties, the elements or other cause, or of such damage thereto as shall render the same totally unfit for occupancy by the Tenant for more than 60 days, this lease, shall terminate and be at an end. If the leased premises are rendered partly untenantable by any cause mentioned in the preceding sentence, the Landlord shall, at its own expense, restore said leased premises with all reasonable diligence, and the rent shall be abated proportionately for the period of said partial untenantability and until the leased premises shall have been fully restored by the Landlord.

     BANKRUPTCY

     14. In the event of the appointment of a receiver or trustee for the Tenant by any court, Federal and State, in any legal proceedings under any provisions of the Bankruptcy Act, if the appointment of such receiver or such trustee is not vacated within 60 days, or if said Tenant be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, then and in any of said events, the Landlord may, at its option, terminate this tenancy by ten days written notice, and re-enter upon said premises.


     POSSESSION

     15. The Landlord covenants and agrees that possession of said premises shall be given to the Tenant as soon as said premises are ready for occupancy by the said Tenant. In case possession, in whole or in part, cannot be given to the Tenant on or before the beginning date of this lease, the Landlord agrees to abate the rent proportionately until possession is given to said Tenant, and the Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession.

     SIGNS, ETC.

     16.  The Tenant covenants and agrees that:

     a. It will not place or permit any signs, lights, awnings or poles on or about said premises without the prior permission, in writing, of the Landlord and in the event such consent is given, the Tenant agrees to pay any minor privileges or other tax therefore;

     b. The Landlord is to immediately remove and dispose of any of the unauthorized aforementioned items at the expense of the Tenant and said cost shall become part of and in addition to the next due monthly rental. Tenant further covenants and agrees that it will not paint or make any changes in or on the outside of said premises without permission of the Landlord in writing. The Tenant agrees that it will not do anything on the outside of said premises to change the uniform architecture, paint or appearance of said building, without the consent of the Landlord in writing. Landlord hereby consents to location of cryogenic oxygen tank outside and immediately adjacent to premises.

     c. The Landlord shall have the right to place a "For Rent" sign on any portion of said premises for ninety (90) days prior to termination of this lease and to place a "For Sale" sign thereon at any time.

     OUTSIDE

     17. The Tenant further covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said building or block said sidewalk, and not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of the Landlord or do anything which will, in any way, change the uniform and general design of any property of the Landlord of which the premises hereby leased shall constitute a part of unit. Tenant will also keep steps free and clear of ice, snow and debris.

     WATER  DAMAGE

     18. The Tenant covenants and agrees that the Landlord shall not be held responsible for and the Landlord is hereby released and relieved from any liability by reason of or resulting from damage or injury to person or property of the Tenant or of anyone else, directly or indirectly caused by (a) dampness or water in any part of said premises or in any part of any other property of the Landlord or of others and/or (b) any leak or break in any part of said premises or in any part of any other property of the Landlord or of others or in the pipes of the plumbing or heating works thereof, no matter how caused, unless damage is due to Landlord's negligence.

     LIABILITY

     19. Neither Landlord nor Tenant shall not be liable to the other for any loss or damage or to any other person or property of the Tenant or unless such loss or damage shall be caused by or result from a negligent act of omission or commission.

     Tenant agrees to save Landlord harmless, and to exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant of by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or misconduct of Landlord, its agents, servants or employees. In respect of all of the foregoing, Tenant shall indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

     Landlord agrees to save Tenant harmless, and to exonerate and indemnify Tenant from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises arising out of the willful negligence of Landlord, its agents, servants, employees or contractors, or in or upon the common areas of the Property arising out of the negligence or willful misconduct of Landlord, its agents, servants, employees or contractors. In respect of all of the foregoing, Landlord shall indemnify Tenant from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant and at Landlord's expenses, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant.

     Tenant shall also carry and pay for a general liability policy protecting Landlord with respect to the leased premises, with limits of $1,000,000.00 bodily injury any one occurrence and $1,000,000.00 property damage any one occurrence and will furnish Landlord with certificate of same showing a 10 day notice of cancellation clause. Landlord agrees to take out and maintain throughout the term all risk casualty insurance in an amount equal to the full replacement costs of the Building with, if Landlord so elects, a reasonable deductible, and, if Landlord so elects, rent continuation coverage.

     REPAIRS

     20. It is understood and agreed that the Landlord, and its agents, servants, and employees, including any builder or contractor employed by the Landlord, shall have, and the Tenant hereby gives them and each of them, the absolute, and unconditional right, license and permission, at any and all reasonable times, upon reasonable notice, and for any reasonable purpose whatsoever, to enter through, across or upon the premises hereby leased or any part thereof, and, at the option of the Landlord, to make such reasonable repairs to or changes in said premises as the Landlord may deem necessary or proper.

     EXPIRATION

     21.  It is agreed that the term of this lease expires on   July 31, 2005
                                                                -------------
without the necessity of any notice by or to any of the parties hereto. If the Tenant shall occupy said premises after such expiration, it is understood that, in the absence of any written agreement to the contrary, said Tenant shall hold premises as a Tenant from month to month, subject to all the other terms and conditions of this lease, at double the highest monthly rental installments reserved in this lease; provided that the Landlord shall, upon such expiration, be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by Tenant that may be now in force or may hereafter be enacted.

          Prior to expiration, Tenant agrees to schedule an inspection with Landlord to confirm that the leased premises, will be in proper order at expiration, including but not limited to lighting, mechanical, electrical and plumbing systems, plus all alterations (subsequent to original buildout) unless otherwise approved by Landlord be returned to original condition at commencement of lease.

     CONDEMNATION

     22. It is agreed in the event that condemnation proceedings are instituted against all or any material portion of the demised premises (or all or any portion of the common area so as to hinder parking access or loading) and title taken by any Federal, State, Municipal or other body, then this lease shall become null and void at the date of settlement of condemnation proceedings and the Tenant shall not be entitled to recover any part of the award which may be received by the Landlord.

     SUBORDINATION

     23. It is agreed that Landlord shall have the right to place a mortgage or any form of mortgages on the premises and (subject to this section) this lease shall be subordinate to any such mortgage or mortgages, whether presently existing or hereafter placed on the premises, and Tenant agrees to execute reasonable documents assisting the effectuating of said subordination. Furthermore, if any person or entity shall succeed to all or part of Landlord's interest in the leased premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, Tenant shall (subject to this section) automatically attorn to such successor in interest, which attornment shall be self operative and effective upon the signing of this lease, and shall execute such other agreement in confirmation of such attornment as such successor in interest shall reasonably request.

     The subordination of this lease to any future mortage and Tenant's attornment to any successor in interest to Landlord shall be subject to the requirement that the holder of such mortgage or such successor, as the case may be, unconditionally agrees to recognize and not disturb the possession of Tenant so long as Tenant is not in default hereunder past any applicable grace or cure periods.

     Landlord agrees to use its best efforts to obtain from each holder of a present mortgage, if any, an agreement that the possession of Tenant will not be disturbed so long as Tenant is not in default past any applicable grace or cure periods.

     NOTICES

     24.  Any notice required by this lease is to be sent to the Landlord at:
          5720 Executive Drive
          Baltimore, Maryland 21228-1789

Any notice required by this lease is to be sent to the Tenant at:
          20 Sylvan Road
          Woburn, MA 01801
          with copy to General Manager at Premises

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand or by reputable overnight courier.

     SUIT

     25. Except as provided in Section 13 above, no remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law. Every remedy available to Landlord may be exercised concurrently or from time to time, as often as the occasion may arise. Tenant hereby waives any and all rights which it may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

     PERFORMANCE

     26. It is agreed that the failure of the Landlord to insist in any one or more instances upon a strict performance of any covenant of this lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord.

     SECURITY DEPOSIT AND FINANCIAL STATEMENTS

     27. A security deposit of $22,500.00 has been previously paid. If this
                               ----------
lease is not approved by the Landlord within 30 days of its submission to the Landlord, the security deposit will be refunded in full. Landlord shall have the right to require annual financial statements on the Tenant and/or Guarantor of this Lease. Requested statements must be provided no later than 120 days after the closing of each fiscal year.

     AGREEMENT CONTENTS

     28. This lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

     LEGAL EXPENSE

     29. In the event, to enforce the terms of this lease, either party files legal action against the other, and is successful in said action, the losing party agrees to pay all reasonable expenses to the prevailing party, including the reasonable attorney's fee incident to said legal action. In the event that the Landlord is successful in any legal action filed against the Tenant, the Landlord's reasonable attorney fees incident to said legal action shall become part of and in addition to the then due monthly rent.

     LAND

     30. It is agreed that the demised premises is the building area occupied by the Tenant and only the land under that area.

     BENEFICIAL OCCUPANCY

     31. Occupancy in any manner and in any part shall be deemed to be beneficial occupancy and rent shall be due on the part. Beneficial occupancy and rent thereby due shall not depend on official governmental approval of such occupancy, state of completion of building, availability or connection of utilities and services such as but not limited to sewer, water, gas, oil, or electric. No rent credit shall be given because of lack of utilities or services.

     ENVIRONMENTAL REQUIREMENTS

     32.  Hazardous Wastes and Materials. Tenant covenants and agrees not to
          ------------------------------
dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord hamless from all claims, liability, loss or damage arising on account of the use or disposal by Tenant of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local law, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to Tenant's use or generation of hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

     Landlord shall indemnify and save Tenant harmless from all claims, liability, loss or damage arising on account of the Landlord's use or disposal of hazardous wastes, hazardous materials or oil on the Property, or arising on account of hazardous wastes, hazardous materials or oil present on the Property as of the Date of this Lease, including, without limitation, liability under any federal, state or local laws, requirements or regulations; provided, however, this indemnity shall not apply in the event Tenant uses or disposes on the Property the hazardous wastes, hazardous materials or oil which are the subject of such claim, liability, loss or damage.

     SEVERABILITY

     33. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, not legal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     LATE CHARGE

     34. If the Tenant shall fail to pay when due, the said rental or any other sum required by the terms of this lease to be paid by the Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to the Landlord, the Tenant agrees to pay to the Landlord a late charge of 5% of the monthly account balance. The late charge on the base rent accrues after 10 days of the due date and said late charge shall become part of and in addition to the then due monthly rental.

     QUIET ENJOYMENT

     35. Tenant, upon paying the minimum rent, additional rent and other charges herein provided for and observing and keeping all of its covenants, agreements and conditions in this Lease, shall quietly have and enjoy the Premises during the Term of this Lease without hindrance or molestation by anyone.

     IMPROVEMENTS

     36. a) The leased premises shall contain only the following items at the expense of the Landlord.

Such work shall be done in a good and workmanlike manner.

     Warehouse lighting of 15 footcandles (or credit).
     Restroom rough-ins as required.
     1000 amp. electric service (or credit).
     Gas fired Modine heaters (or $20,000 credit).

     b) PRE-COMMENCEMENT WORK BY TENANT. Tenant may enter the Premises for a period of up to 60 days prior to the Commencement Date or Early Commencement Date, for the purposes of moving in materials and equipment and performing work so as to ready the Premises for occupancy and to perform final assembly of its products. During the period of occupancy of the Premises by Tenant prior to the commencement of the term, no rent shall accrue or be payable but otherwise such occupancy shall be subject to all the terms, covenants and conditions contained in this Lease. Tenant agrees to employ for such work and moving one or more responsible contractors whose labor will work without substantial interference with other labor working on the Premises and to cause such contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance covering such contractors on or about the Premises and to submit certificates evidencing such acceptable coverage to Landlord prior to the commencement of such work.

     c) ACCEPTANCE OF THE PREMISES. Tenant or its representatives may, at reasonable times, enter upon the Premises during the progress of the work to inspect the progress thereof and to determine if the Landlord's Work is being performed in a good and workmanlike manner. Tenant shall promptly give to Landlord notices of any failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant when Tenant occupies the Premises for the conduct of its business, except for items of Landlord's Work which are uncompleted or do not conform to mutually agreed upon plans and specifications and to which Tenant shall, in either case, have given written notice to Landlord prior to such occupancy and except for latent defects in workmanship or materials that appear in any of Landlord's Work, and of which Landlord is given written notice during the first year of the term of this Lease. A certificate of completion by a licensed architect or registered engineer and a certificate of occupancy shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate of completion to be incomplete or not in conformity with such plans and specifications.

     WINDOW COVERINGS

     37. The Tenant covenants and agrees not to install any window covering other than a one-inch horizontal mini-blind of an off-white color unless approved by the Landlord.

     OPTIONS

     38.  Lessee may extend the term of this lease and all the provisions
hereof, as amended from time to time, for  three    ( 3 ) further successive
                                          ---------
period s   of  five ( 5 ) year s  each, by notifying Lessor in writing of its
      ----    -----           ---
intention to do so at least two hundred seventy days (270) prior to the expiration of the then current term.

However, it is further understood and agreed that the first year's annual rental for the first renewal period shall be the lower of:

     a) market rental for comparable quality shell warehouse space in the Frederick, Maryland area but not less than $6.15 per square foot;

     b) $6.25 per sq. ft. The succeeding years of the first renewal option shall be increased by 4%.

     The first year rental of second and third renewal periods shall be the lower of market rental for comparable quality warehouse shell space in the Frederick area or the preceding years rental increased by

4% and thereafter increased 4% annually.

     If the Tenant disagrees with Landlord's designation of the market rate, and the parties cannot agree upon the market rate, then the market rate shall be submitted to arbitration as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration, and unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Maryland Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant's obligation to pay Rent and Additional Rent based upon such market rate, then Tenant shall pay Rent and Addition Rent under the Lease based upon the then current rate until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Rent and Additional Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent and Additional Rent to Tenant.

     a. If the option to extend the term of this Lease is not timely exercised, the unexercised option to extend shall automatically become null and void.

     b. If Tenant shall default under the Lease, all unexercised rights to extend the term of the Lease shall automatically be extinguished and become null and void.

     ADDENDUM

     39. Landlord and Tenant agree to execute an Addendum to this Lease setting for:
          1.   The exact Commencement and Expiration date of this lease.
          2. The exact percentage of space occupied by Tenant for purposes of allocation of Real Estate taxes, Insurance and Common Area Charges.
          3.   The total annual rental.

     CONTINGENCY

     40.  (Intentionally Deleted)

     EXPANSION

     41. Tenant may at any time on or before 8/1/98 give Landlord written notice of Tenant's intention to occupy the 40,000 square feet of space in the building immediately adjacent to the original 60,000 square feet of the original premises, as indicated on Exhibit A attached hereto. Landlord shall deliver possession of such additional 40,000 square feet to Tenant one year after the date of such notice, and thereafter, the leased premises shall for all purposes under this lease be deemed to constitute the entire 100,000 square feet of space indicated on Exhibit A attached hereto. Beginning with the delivery of possession of such additional space, the annual rental rate for the entire 100,000 square feet shall be the same as for the original 60,000 square feet, and Tenant's Proportionate Share shall be determined from that time forward based on the entire 100,000 square feet occupied by Tenant.

     LANDLORD'S REPRESENTATIONS

     42.  Landlord warrants and represents to Tenant that:

     a) to Landlord's knowledge, the Premises and the Property do not contain hazardous wastes, hazardous materials or oils, and there are no underground tanks on the Property;

     b)   Landlord is owner in fee of the Property;

     c) the Premises is located in a zoning district which permits the Premises to be used for the Permitted Uses;

     d) to Landlord's knowledge, there are no claims or other proceedings filed, pending or threatened against Landlord with respect to the Property; and

     e) to Landlord's knowledge, there is no threatened or anticipated condemnation, special assessment or change in zoning classification with respect to the Property.

     ACTS OF GOD

     43. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, floor or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

                              TRANS-TECH, INC.

                          By: /s/ James C. Nemiah, Corp. Counsel  (SEAL)
-----------------------       -----------------------------------
      (Witness)                          (Tenant/Title)



                          By: /s/ Gerard Wit                      (SEAL)
-----------------------       -----------------------------------
      (Witness)                            (Landlord)



                          SECURITY DEPOSIT AGREEMENT


This is NOT a rent receipt.
                            Date      July 2, 1996
                                      -------------
    Received from Transtech, Inc. (a Maryland Corporation),  the amount
                 -----------------------------------------
of $22,500.00, as security deposit for premises  Lot 25, McKinney Industrial
-------------                                    ----------------------------
Park.
-----
    Landlord agrees that, subject to the conditions listed below, this security deposit will be returned in full within thirty (30) days of vacancy.

    Tenant agrees that this security deposit may not be applied by Tenant as rent and that the full monthly rent will be paid on or before the first day of every month, including the last month of occupancy. Tenant further agrees that a mortgagee of the property demised by the lease to which this Security Deposit Agreement is appended and/or a mortgagee thereof in possession of said property and/or a purchaser of said property at a foreclosure sale shall not have any liability to the Tenant for this security deposit.

    SECURITY DEPOSIT RELEASE PREREQUISITES:
    --------------------------------------
    1.  Full term of lease has expired.
    2.  No damage to property beyond fair wear and tear.
    3.  Entire leased premises clean and in order.
    4.  No unpaid late charges or delinquent rents.
    5.  All keys returned.
    6. All debris and rubbish and discards placed in proper rubbish containers.
    7.  Forwarding address left with Landlord.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

                              By: /s/ James C. Nemiah, Corp. Counsel (SEAL)
-----------------------           ----------------------------------
    (Witness)                                                     (Tenant/Title)



                              By: /s/ Gerard Wit                     (SEAL)
-----------------------           -----------------------------------
  (Witness)                                                         (Landlord)

*SECURITY DEPOSIT SHALL DRAW INTEREST AT THE RATE OF 4% PER ANNUM SIMPLE
INTEREST.

                               GUARANTY OF LEASE
                               -----------------

     This Guaranty of Lease made the 2d day of June, 1996 by and between MIE
                                     --        ----    --
PROPERTIES, INC. as Landlord and Trans-Tech, Inc., as Tenant and in consideration of Ten Dollars ($10) and other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally (if there be more than one party), hereby absolutely and unconditionally guarantee(s) to Landlord and its successors and assigns, (a) the full payment of the Fixed Annual Minimum Rent and all additional rent as provided for in the foregoing and annexed Lease Agreement (the "Lease"), and (b) the performance and observance of all agreements and conditions contained in the Lease on the part of Tenant to be performed or observed. The undersigned hereby agree(s) that it (or they) shall in no way be released from its (or their) obligations under this Guaranty by any assignment of the Lease or any subletting of the Premises, or any waiver of default or any extension of time or other favor or indulgence granted by Landlord to Tenant or by failure to receive notice of any of these actions. The undersigned hereby waive(s) presentment, demand for payment, or notice of non-payment for any other sum payable by Tenant under the other terms, covenants, or conditions contained in the Lease on Tenant's part to be performed or observed, Landlord may proceed directly against the undersigned, or any one of them, for the full amount due under this Guaranty without being required first to institute suit against Tenant. Guarantor agrees to pay to Landlord reasonable attorney's fees incurred by Landlord if any action or suit is brought under this Guaranty for enforcement of the provisions thereof.

GUARANTOR has caused this Guaranty to be executed under seal as of this 2d day
                                                                       ----
of June , 1996.
   ----      -

WITNESS:                                GUARANTORS: ALPHA INDUSTRIES, INC.

     James C. Nemiah                    /s/ M.J. Reid              (SEAL)
---------------------------             ---------------------------
                                        Print Name: M.J. Reid, President
                                                    --------------------

                                ACKNOWLEDGMENT


STATE OF  Massachusetts         )
         -----------------------
                                ) SS:
COUNTY OF    Middlesex          )
         -----------------------
  I, James C. Nemiah, a Notary Public in and for the county and state aforesaid,
     ----------------
DO HEREBY CERTIFY that M.J. Reid, President (Title), of Alpha Industries, Inc.,
                       --------------------             ----------------------
who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such President (Title) appeared before me this day
                                 ---------
in person and acknowledged that he signed, sealed and delivered the said
                              ----
instrument as his free and voluntary act as such President (Title) and
              ---                                ---------
as the free and voluntary act of said corporation for the uses and purposes therein set forth.

  Given under my hand and notarial sea, this 20th day of June, 1996.
                                             ----        ----
/s/ James C. Nemiah            My commission expires August 24, 2001
----------------------                               ----------------
Notary Public

                            RULES  AND  REGULATIONS

LOT 25, MCKINNEY INDUSTRIAL PARK
--------------------------------

 1. The Common Facilities, and the sidewalks, driveways, and other public portion of the Property (herein "Public Areas") shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from its premises, and Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit its premises, persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

 2. No bicycles, animals (except seeing eye dogs) fish or birds of any kind shall be brought into, or kept in or about any premises within the Building.

 3. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.

 4. Tenant's premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

 5. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance.

 6. Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspapers or other substances of any kind shall be thrown into them.

 7. Tenant agrees to keep the Leased Premises in a neat, good and sanitary condition and to place garbage, trash, rubbish and all other disposables only where Landlord directs.

 8. Landlord reserves the right to rescind, alter, waive or add, any Rule or Regulation at any time prescribed for the Building when, in the reasonable judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building.

 9. Non-compliance with any of the above rules and regulations may, in Landlord's sole judgment, result in a monetary fine not to exceed $25 per day. Landlord will notify Tenant of such violations and Tenant will have five (5) days to rectify, after which, daily fine will be applied.

10. All Rules & Regulations shall be applied uniformly as to Tenant and all other Tenants.